UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2008

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure

On November 6, 2008, Plains Exploration & Production Company (“PXP”) issued a press release announcing third quarter 2008 results. The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein. In connection with such release, PXP has prepared investor slides, which are furnished herewith as Exhibit 99.2 and are incorporated by reference herein.

Pursuant to Item 7.01, PXP is updating its 2008 guidance and furnishing its operating and financial guidance for the year ended December 31, 2009.

The information presented herein under Item 2.02 and Item 7.01 shall not be deemed “filed” under the Securities Exchange Act 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Statement Regarding Forward-Looking Statements

This Report on Form 8-K includes forward-looking information regarding PXP that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “will”, “would”, “should”, “plans”, “likely”, “expects”, “anticipates”, “intends”, “believes”, “estimates”, “thinks”, “may”, and similar expressions, are forward-looking statements. Although we believe that our expectations are based on reasonable assumptions, there are risks, uncertainties and other factors that could cause actual results to be materially different from those in the forward-looking statements. These factors include, among other things:

*	completion of the proposed Permian and Piceance asset sale;
*	reserve and production estimates;
*	oil and gas prices;
*	the impact of derivative positions;
*	production expense estimates;
*	cash flow estimates;
*	future financial performance;
*	capital and credit market conditions;
*	planned capital expenditures; and
*	other matters that are discussed in PXP’s filings with the SEC.

These statements are based on our current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2007, for a discussion of these risks.

All forward-looking statements in this report are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this report and our other filings with the SEC. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except for any obligation to disclose material information under the Federal securities laws, we do not intend to update these forward-looking statements and information.

Updated 2008 Guidance

PXP decreased 2008 estimated operational capital expenditures from $1.5 billion to $1.2 billion due to lower estimated acreage costs and to reductions in development costs attributed to the Permian and Piceance asset sale. Due to the pending asset sale, higher service costs and higher natural gas prices, PXP is revising estimates on certain items of our previously issued full-year 2008 guidance. Production is expected to average about 92 thousand BOEPD for 2008. Lease operating expenses per unit are higher than previously anticipated due primarily to increased well work and stimulation activity and higher service costs accompanied by higher water disposal costs associated with the Pogo and Piceance assets. Lease operating expenses per unit are now estimated to approximate $9.50 per BOE. Steam gas costs per unit are higher than previously anticipated due to significantly higher average natural gas prices and slightly higher volumes of natural gas used in steam generation. Steam gas costs per unit are now estimated to approximate $4.00 per BOE.

2009 Capital Budget

PXP’s Board of Directors approved a $1.15 billion 2009 capital budget. Approximately 50% of the capital investment is allocated to production and development activities, 40% to the Haynesville and 10% for exploration projects. PXP intends to fund its 2009 capital budget from internally generated funds and has flexibility to adjust spending as market conditions warrant.

The capital plan supports PXP’s growth initiatives by funding drilling programs in each of its key asset areas. Development activities primarily focus on the large, high-free cash flow California oil business and on the Haynesville, California, Texas Panhandle, South Texas and Gulf of Mexico growth areas. Exploration spending funds a number of high-potential projects in the Gulf of Mexico, onshore Gulf Coast and Vietnam asset areas.

Gulf of Mexico exploration projects include the Blackbeard East prospect located in South Timbalier Block 144 and the previously mentioned Ammazzo and Gladstone East prospects.

Disclosure of Full Year 2009 Estimates

The following table and accompanying notes reflect current estimates of certain results for the full year 2009 for PXP. These estimates are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and our future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and estimates can or will be met. Any number of factors could cause actual results to differ materially from those in the following table and accompanying notes, including but not limited to the factors discussed above. The estimates set forth below are given as of the date hereof only based on information available as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in our filings with the SEC, and we encourage you to review such filings.

Plains Exploration & Production Company

Full Year 2009 Operating and Financial Guidance

	Year Ended December 31, 2009
Production Volumes (MBOE/day)
Production volumes sold	85.0	—	91.0
% Oil	55%
% Gas	45%
Price Realization % Index (Unhedged)
Oil - NYMEX	84%	—	86%
Gas - Henry Hub	87%	—	89%
Production Costs per BOE
Lease operating expense	$ 9.90	—	$10.25
Steam gas costs (1)	$ 3.15	—	$3.40
Electricity	$ 1.35	—	$1.55
Production and ad valorem taxes	$ 1.85	—	$2.05
Gathering and transportation	$ 0.80	—	$0.90
Depreciation, Depletion and Amortization per BOE (2)
General and administrative expenses ($/millions)
Cash	$ 97	—	$102
Stock based compensation (3)	$ 60	—	$65
Interest Expense
Average revolver balance	30 Day LIBOR + 1.50%
$400 Million Senior Notes	7 5/8%
$500 Million Senior Notes	7%
$600 Million Senior Notes	7 3/4%
Effective Tax Rate	35%	—	40%
Weighted Average Equivalent shares outstanding (in thousands)
Basic	108,000
Diluted	110,000
Capital Expenditures ($/millions)	$ 1,150
Derivative Instruments
Crude Oil Put Options
Bbls / day	32,500
Floor	$ 55.00
Option premium and interest ($/Bbl)	$ 3.38
Crude Oil Put Options
Bbls / day	40,000
Floor	$ 106.16
Option premium and interest ($/Bbl)	$6.19
Natural Gas Collars
MMbtu / day	150,000
Ceiling	$ 20.00
Floor	$ 10.00
Option premium and interest ($/MMbtu)	$ 0.35

(1)	Steam gas costs assume a base SoCal Border index price of $6.45 per MMBtu. The purchased volumes are anticipated to be 44,000 - 46,000 MMBtu per day.
(2)	Will provide at the time we report year-end reserves.
(3)	Based on current outstanding and projected awards and current stock price.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit 99.1	Plains Exploration & Production Company press release dated November 6, 2008.

	Exhibit 99.2	Presentation dated November 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: November 6, 2008	By:	/s/ Cynthia A. Feeback
Cynthia A. Feeback Vice President—Accounting, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit 99.1	Plains Exploration & Production Company press release dated November 6, 2008.

Exhibit 99.2	Presentation dated November 2008.